DREYFUS MUNICIPAL FUNDS, INC.

                            SHAREHOLDER SERVICES PLAN



            INTRODUCTION: It has been proposed that the above-captioned investment company (the "Fund") adopt a Shareholder Services Plan (the "Plan") under which the Fund would reimburse Dreyfus Service Corporation ("DSC") for certain allocated expenses of providing personal services and/or maintaining shareholder accounts with respect to shareholders of each series of the Fund or class of Fund shares set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Class"). The Plan is not to be adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), and the fee under the Plan is intended to be a "service fee" as defined under the Conduct Rules of the National Association of Securities Dealers, Inc (the "Conduct Rules").

            The Fund's Board, in considering whether the Fund should implement a written plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use Fund assets attributable to each Class for such purposes.

            In voting to approve the implementation of such a plan, the Board has concluded, in the exercise of its reasonable business judgment and in light of applicable fiduciary duties, that there is a reasonable likelihood that the plan set forth below will benefit the Fund and shareholders of each Class.

            THE PLAN:  The material aspects of this Plan are as follows:

            1. As to each Class, the Fund shall reimburse DSC an amount not to exceed an annual rate of .25 of 1% of the value of such Class' average daily net assets for its allocated expenses of providing personal services to shareholders and/or maintaining shareholder accounts; provided that, at no time, shall the amount paid to DSC under this Plan, together with amounts otherwise paid by the Fund as a Service Fee under the Conduct Rules, exceed the maximum amount then payable under the Conduct Rules as a Service Fee. The amount of such reimbursement shall be based on an expense allocation methodology prepared by DSC annually and approved by the Fund's Board or on any other basis from time to time deemed reasonable by the Fund's Board.

            2. For the purposes of determining the fees payable under this Plan, the value of the Fund's net assets attributable to each Class identified on Exhibit A shall be computed in the manner specified in the Fund's charter documents for the computation of net asset value.

            3. The Board shall be provided, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purpose for which the amounts were expended.

            4. As to each Class, this Plan will become effective immediately upon approval by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

            5. As to each Class, this Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 4 hereof.

            6. As to each Class, this Plan may be amended at any time by the Board, provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 4 hereof.

            7. As to each Class, this Plan is terminable without penalty at any time by vote of a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan.

Dated:  October 19, 1994
Amended:  January 16, 2003






                                    EXHIBIT A

NAME OF SERIES AND CLASS

Dreyfus Premier Select Intermediate
Municipal Bond Fund
      Class Z Shares

Dreyfus Premier Select Municipal
Bond Fund
      Class Z Shares

Dreyfus BASIC Municipal Money
Market Fund

Dreyfus BASIC New Jersey Municipal
Money Market Fund



================================================================================





                          DREYFUS MUNICIPAL FUNDS, INC.

                            SHAREHOLDER SERVICES PLAN


            INTRODUCTION: It has been proposed that the above-captioned investment company (the "Fund") adopt a Shareholder Services Plan under which the Fund would pay the Fund's distributor (the "Distributor") for providing services to shareholders of each series of the Fund or class of Fund shares set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Class"). The Distributor would be permitted to pay certain financial institutions, securities dealers and other industry professionals (collectively, "Service Agents") in respect of these services. The Plan is not to be adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), and the fee under the Plan is intended to be a "service fee" as defined under the Conduct Rules of the National Association of Securities Dealers, Inc.

            The Fund's Board, in considering whether the Fund should implement a written plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use Fund assets attributable to each Class for such purposes.

            In voting to approve the implementation of such a plan, the Board has concluded, in the exercise of its reasonable business judgment and in light of applicable fiduciary duties, that there is a reasonable likelihood that the plan set forth below will benefit the Fund and shareholders of each Class.

            THE PLAN: The material aspects of this Plan are as follows: 1. The Fund shall pay to the Distributor a fee at the annual rate set forth on Exhibit A in respect of the provision of personal services to shareholders and/or the maintenance of shareholder accounts. The Distributor shall determine the amounts to be paid to Service Agents and the basis on which such payments will be made. Payments to a Service Agent are subject to compliance by the Service Agent with the terms of any related Plan agreement between the Service Agent and the Distributor.

2. For the purpose of determining the fees payable under this Plan, the value of the Fund's net assets attributable to each Class shall be computed in the manner specified in the Fund's charter documents for the computation of net asset value.

3. The Board shall be provided, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purpose for which the amounts were expended.

4. As to each Class, this Plan will become effective at such time as is specified by the Fund's Board, provided the Plan is approved by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.
5. As to each Class, this Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 4 hereof.

6. As to each Class, this Plan may be amended at any time by the Board, provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 4 hereof. 7. As to each Class, this Plan is terminable without penalty at any time by vote of a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan.


Dated:      January 16, 2003






                                    EXHIBIT A

                                               Fee as a Percentage of
NAME OF SERIES AND CLASS                      AVERAGE DAILY NET ASSETS

Dreyfus Premier Select Intermediate
Municipal Bond Fund
    Class A                                                .25%
    Class B                                                .25%
    Class C                                                .25%

Dreyfus Premier Select Municipal
Bond Fund
    Class A                                                .25%
    Class B                                                .25%
    Class C                                                .25%